                             CERTIFICATE OF TRUST OF
                       DELAWARE GROUP TAX-FREE MONEY FUND

         This Certificate of Trust of DELAWARE GROUP TAX-FREE MONEY FUND, a business trust (the "Trust"), executed by the undersigned trustees, and filed under and in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act"), sets forth the following:

         FIRST: The name of the business trust formed hereby is DELAWARE GROUP TAX-FREE MONEY FUND.

         SECOND: The address of the registered office of the Trust in the State of Delaware is at 1209 Orange Street, Wilmington, Delaware 19801 and the name and address of the registered agent for service of process on the Trust in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD: The Trust formed hereby is or will become an investment company registered under the Investment Company Act of 1940, as amended (15 U.S.C. ss.ss.80a-1 et seq.).

         FOURTH: Pursuant to Section 3804 of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

         In witness whereof, the undersigned, being all of the trustees of Delaware Group Tax-Free Money Fund, have duly executed this Certificate of Trust as of the 17th day of December, 1998.



By: /s/Wayne A. Stork                           By: /s/Jeffrey J. Nick
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    Wayne A. Stork                                  Jeffrey J. Nick
    Trustee                                         Trustee

By: /s/Walter P. Babich                         By: /s/John H. Durham
    ---------------------------------               ----------------------------
    Walter P. Babich                                John H. Durham
    Trustee                                         Trustee

By: /s/Anthony D. Knerr                         By: /s/Ann R. Leven
    ---------------------------------               ----------------------------
    Anthony D. Knerr                                Ann R. Leven
    Trustee                                         Trustee

By: /s/W. Thacher Longstreth                    By: /s/Thomas F. Madison
    ---------------------------------               ----------------------------
    W. Thacher Longstreth                           Thomas F. Madison
    Trustee                                         Trustee

By: /s/Charles E. Peck
    ---------------------------------
    Charles E. Peck
    Trustee